SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): August 21, 2002



                            GOLDEN STATE BANCORP INC.

             (Exact Name of Registrant as Specified in its Charter)



         DELAWARE                 000-29654                 95-4642135

     (State or Other       (Commission File Number)       (IRS Employer
     Jurisdiction of                                   Identification No.)
     Incorporation or
      Organization)



          135 MAIN STREET                                      94105
         SAN FRANCISCO, CA

  (Address of Principal Executive                            (Zip Code)
              Offices)



                                 (415) 904-1100

              (Registrant's telephone number, including area code)


                                       N/A

              (Former Name or Former Address, if Changed Since Last
                                     Report)



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    ITEM 5.   Other Events.

      On August 21, 2002, a purported class action lawsuit captioned Sage v. Golden State Bancorp Inc. et al., C.A. No. 19861, was filed in the Court of Chancery of the State of Delaware against Golden State Bancorp Inc. ("Golden State") and the members of Golden State's board of directors. The suit alleges that the proxy statement utilized in the proposed merger (the "Merger") of Golden State with and into a subsidiary of Citigroup Inc., a Delaware corporation ("Citigroup") failed to contain certain material information relating to an alleged competing business combination proposal, and that the defendants therefore breached their "duty of candor" to the stockholders of Golden State. The complaint seeks injunctive and equitable relief as well as damages. Golden State believes that it has meritorious defenses to the claim made in the complaint and intends vigorously to defend this lawsuit. Among other things, as previously disclosed Golden State has already reached an agreement in principle to settle certain other shareholder class actions brought in connection with the Merger and believes that the plaintiff in this case will be precluded from proceeding if this settlement is approved.

      On August 22, 2002, Golden State issued a press release announcing that 87.4% of the outstanding shares of Golden State common stock were voted in favor of a proposal to merge Golden State with and into a subsidiary of Citigroup at a special meeting of Golden State stockholders to consider the proposal.

       A copy of the press release issued by Golden State on August 22, 2002 is attached hereto as Exhibit 99.1, and is hereby incorporated by reference herein.



    ITEM 7.   Financial Statements and Exhibits.

       (a)  Financial statements of businesses acquired.

              Not applicable.

       (b)  Pro forma financial information.

              Not applicable.

       (c)  Exhibits

           99.1  Press Release, dated August 22, 2002.



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                                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2002

                                 GOLDEN STATE BANCORP INC.



                                 By: /s/ James R. Eller, Jr.
                                     ------------------------------
                                     Name:  James R. Eller, Jr.
                                     Title: Senior Vice President and Secretary





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                                  EXHIBIT INDEX


 Exhibit
    No.        Description
----------    --------------

   99.1        Press Release, dated August 22, 2002.